UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. )

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780 Johnson Ferry Road, Suite 800
Atlanta, GA  30342

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Haverty Furniture Companies, Inc. will be held at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 a.m. on May 7, 2018, for the purpose of considering and acting upon:

1.	Election of Directors:
Holders of Class A Common Stock to elect six directors.
Holders of Common Stock to elect two directors.
2.	Ratification of the appointment of Grant Thornton LLP as our independent auditor.
3.	Transact such other business as may properly come before the annual meeting or any adjournments.

The Board of Directors has fixed the close of business on March 9, 2018, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of Common Stock and Class A Common Stock are entitled to vote.

If you are a holder of Common Stock or Class A Common Stock, a proxy card is enclosed. Please vote your proxy promptly by internet, telephone or by mail as directed on the proxy card in order that your stock may be voted at the Annual Meeting.

You may revoke the proxy at any time before it is voted by submitting a later dated proxy card or by subsequently voting via internet or telephone or by attending the Annual Meeting and voting in person.

March 28, 2018

By Order of the board of directors

Jenny Hill Parker
Senior Vice President, Finance,
  Secretary and Treasurer

Vote your shares online at www.proxyvote.com.	Vote your shares by calling 1-800-690-6903.	Vote by mail. Sign, date and return your Notice or proxy card in the enclosed envelope.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 7, 2018:  The proxy statement and Havertys' Annual Report on Form 10-K for the 2017 fiscal year are available at www.proxyvote.com. These materials are also available on Havertys' Investor Relations website at havertys.com under "Investor Information," then "SEC Information."

OUR BOARD OF DIRECTORS

The board of directors currently consists of nine members.  One of our current directors, Mr. L. Phillip Humann, has reached the mandatory retirement age for directors under our Corporate Governance Guidelines and will not stand for re-election.  Accordingly, at this annual meeting, the slate of directors will be eight.  The holders of Class A common stock will elect six directors and holders of common stock will elect two directors.  Each elected director will hold office until the next annual meeting. The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock.

Election of Havertys Board of Directors

What am I voting on?	✓ Holders of Class A Common Stock are being asked to elect six director nominees for a one-year term. ✓ Holders of Common Stock are being asked to elect two director nominees for a one-year term.
Voting recommendation:	✓ Our board of directors recommends a vote "For" each of the director nominees.

The nominees for election at the 2018 annual meeting were approved for nomination by the Nominating and Corporate Governance Committee (the "Governance Committee") of the board. All of the nominees are currently directors of Havertys.  We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the Governance Committee and the board.

Our board is a diverse, highly engaged group of individuals that provides strong, effective oversight of our Company. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the Company's long-term strategic growth priorities. The board believes that certain experience, qualifications, attributes and skills should be possessed by Havertys' board members because of their particular relevance to the company's business and structure, and these were all considered by the board in connection with this year's director nomination process.

The biographies of each of the nominees contain information regarding the person's experience and director positions held currently or at any time during the last five years. The fact that an icon is not shown does not mean the individual does not possess the experience, qualification or skill.

	Class A Common Stock Nominees						Common Stock Nominees
	Glover	Haverty	Mangum	Palmer	Smith	Trujillo	Dukes	Schuermann
Current/Former CEO	✓		✓		✓	✓		✓
Consumer Focused		✓	✓	✓	✓	✓	✓
Corporate Finance and Reporting	✓			✓		✓	✓	✓
Finance	✓		✓	✓	✓	✓	✓	✓
Furniture Industry		✓			✓			✓
Marketing/Brand Building		✓	✓	✓	✓			✓
Risk Assessment	✓	✓	✓	✓		✓	✓	✓
Sales	✓		✓		✓	✓	✓	✓

Experience and Skills Legend

Current/Former CEO	Consumer Focused	Corporate Finance and Reporting	Finance	Furniture Industry	Marketing/ Brand Building	Risk Management	Sales

Proposal 1: Nominees for Election by Holders of Class A Common Stock

John T. Glover Independent Director since 1996 Age 71 Lead Director since 2017

Principal Occupation:  Retired, Vice Chairman of Post Properties, Inc., a real estate investment trust that develops and operates upscale multifamily apartment communities, from March 2000 to February 2003; President of Post Properties, Inc. from 1994 to 2000.

Directorships: Member of the Board of Trustees of Emory University,
a Director of Emory Healthcare, Inc. and Trustee Emeritus of The Lovett School.

Experience:

Rawson Haverty, Jr.                                                                                Management Director since 1992
Age 61

Principal Occupation: Senior Vice President, Real Estate and Development of Havertys since 1998.  Over 33 years with Havertys in various positions.

Directorships: StarPound Technologies and World Children's Center and a member of the Advisory Board of the Center for Ethics at Emory University.

Experience:

Mylle H. Mangum Independent Director since 1999
Age 69

Principal Occupation:  Chief Executive Officer of IBT Enterprises, LLC, a provider of design, construction and consultant services for the retail banking and specialty retail industries since 2003.

Directorships: Barnes Group, Inc., Express, Inc., PRGX Global, Inc. and The Shopping Center Group.

Experience:

Proposal 1: Nominees for Election by Holders of Class A Common Stock

Vicki R. Palmer                                                                                               Independent Director since 2001
Age 64

Principal Occupation:  Retired, former Executive Vice President, Financial Services and Administration for Coca‑Cola Enterprises Inc. from 2004 until 2009.  Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises Inc. from 1999 to 2004.
Directorships:  First Horizon National Corporation and a member of the Governing Board of Woodward Academy.

Experience:

Clarence H. Smith Management Director since 1989 Age 67 Chairman of the board since 2012

Principal Occupation:  President and Chief Executive Officer of Havertys since 2003.  Over 43 years with Havertys in various positions.

Directorships:  Oxford Industries, Inc. and member of the Board of Trustees of Marist School.

Experience:

Al Trujillo                                                                                                      Independent Director since 2003
Age 58

Principal Occupation: President and Chief Operating Officer of the Georgia Tech Foundation since 2013. Investment Funds Advisor from 2007 to 2013.  Former President and Chief Executive Officer of Recall Corporation, a global information management company until 2007. Various positions with Brambles Industries, Ltd, parent company of Recall Corporation from 1996 until 2007.

Directorships: SCANA Corporation and a member of the Board of Trustees of Marist School.

Experience:

Clarence H. Smith and Rawson Haverty, Jr. are first cousins and officers of Havertys.

Proposal 1: Nominees for Election by Holders of Common Stock

L. Allison Dukes                     Independent Director since 2016
Age 43

Principal Occupation:  Chief Financial Officer for SunTrust Banks, Inc., March 2018.  Head of Commercial Banking for SunTrust Banks, Inc. from 2017 until 2018. President, Chairman and CEO of the Atlanta Division of SunTrust Banks, Inc. from 2015 until 2017.  Executive Vice President and Private Wealth Management Line of Business Executive from 2013 until 2014.  Chief Financial Officer of Consumer Banking and Private Wealth Management in 2012.  Balance Sheet Manager from 2010 until 2011 and Managing Director and Head of Syndicated Finance Originations at SunTrust Robinson Humphrey from 2008 until 2009.
Directorships: Member of the Executive Board of Junior Achievement of Georgia and a member of the boards of Children's Healthcare of Atlanta, the Alliance Theater, the Atlanta History Center and a member of the Metro Atlanta Chamber of Commerce Executive Committee.

Experience:

Fred L. Schuermann                                                                                    Independent Director since 2001
Age 71

Principal Occupation:  Retired, former President and Chief Executive Officer of LADD Furniture Inc. ("LADD") from 1996 until 2001.  Chairman of LADD from 1998 until 2000.

Experience:

Retiring Director

L. Phillip Humann Independent Director since 1992 Age 72 Chairman of the board from 2010 to 2012 Lead Director from 2012 to 2017
Principal Occupation:  Retired, former Chairman of the Board of SunTrust Bank, Inc. ("SunTrust") from 1998 to 2008.  Chief Executive Officer of SunTrust from 1998 to 2007 and President from 1998 to 2004.

Directorships: Coca-Cola Enterprises Inc. and Equifax, Inc.

Experience:

CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes as it relates specifically to our board of directors.

Board Leadership
Our company is led by Clarence Smith, who has served as chief executive officer since 2003 and chairman of the board since August 2012. Our board nominees are composed of six independent directors and two management directors. Our independent directors meet in executive session at each board meeting.

Chairman/CEO:  We believe that having a combined chairman/CEO, independent chairs for each of our board committees, and an independent lead director helps provide strong, unified leadership for our management team and board of directors and is currently the right structure for our company.  We have one individual who is seen by employees, business partners, and stockholders as providing leadership for Havertys and we have experienced independent directors providing oversight of company operations.  Although the board believes that separate positions are not appropriate in the current circumstances, our Governance Guidelines do not establish this approach as policy. The board believes that it should have the flexibility to make these determinations at any given point based on what it considers is the appropriate leadership structure for Havertys at the time.

Lead Director:  Under our Governance Guidelines, in the absence of an independent chairman, the independent directors select one independent director as the board's lead director. The lead director chairs the executive sessions and facilitates communications between the chairman/CEO and other directors.  Our lead director helps the Company maintain a corporate governance structure with appropriate independence and balance.  John Glover currently serves as lead director.

Risk Oversight

Inherent in the board's responsibilities is an understanding and oversight of the various risks facing the Company. Effective risk oversight is an important priority of the board. While the board has the ultimate oversight responsibility, various committees of the board assist the board and have specific areas of focus for risk management.  The board as a whole examines specific business risks, such as cyber security, in its regular meetings in addition to the reports from its committees.

Continuous oversight of overall risks, with emphasis on strategic risks, as well as operational and reputation risks.
Oversees the risk management process, with a focus on financial risk, internal controls and annual risk assessments with our internal auditors and other members of management.	Compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks.	Governance structure, board composition and compliance matters.
Responsible for the day-to-day management of the risks facing the Company.

CORPORATE GOVERNANCE

Committees of the Board

Our board had four standing committees in 2017: Audit Committee, Compensation Committee, Governance Committee and Executive Committee. The table below shows the current membership (✓ indicates independent member), the principal functions and the number of meetings held in 2017:

Name, Meetings and Members	Principal Functions
Audit Committee Meetings: 4 Independent Members: ✓ Al Trujillo – Chair ✓ Allison Dukes ✓ John Glover ✓ Vicki Palmer ✓ Fred Schuermann
• Represents and assists the board in fulfilling its oversight responsibility relating to the quality and integrity of our annual and interim external consolidated financial statements.
• Reviews and discusses with management the Company's risk assessment framework and management policies, including the framework with respect to significant financial risk exposures.
• Monitors the qualifications, independence and performance of the Company's internal audit function and independent auditor and meets periodically with management, internal audit and the independent auditor in separate executive sessions.
• Other matters as the board deems appropriate.
• Each member has been designated by the board as "an audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC") and meets the independence requirements of the New York Stock Exchange ("NYSE"), SEC and our Governance Guidelines.

Compensation Committee Meetings: 2 Independent Members: ✓ Mylle Mangum – Chair ✓ John Glover ✓ Phil Humann ✓ Al Trujillo
• Translates our compensation objectives into a compensation strategy that reinforces alignment of the interests of our executives with that of our stockholders.
• Succession planning.
• Evaluates performance and approves the compensation and benefits of the chief executive officer and other executive officers.
• Reviews and administers our executives' compensation, equity-based compensation plans, and employee benefit plans.
• Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines.

Governance Committee Meetings: 3 Independent Members: ✓ Fred Schuermann – Chair ✓ Vicki Palmer
• Reviews and makes recommendations for composition and structure of the board and policies relating to the recruitment of board members.
• Oversees director compensation.
• Reviews and recommends corporate governance policies and issues.
• Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines.

Executive Committee Meetings: 0 Independent Members: ✓ John Glover – Chair ✓ Phil Humann ✓ Mylle Mangum ✓ Al Trujillo Management Member Clarence Smith
• In accordance with bylaws, acts with the power and authority of the board in the management of our business and affairs in the interim between meetings of the board.
• Generally holds meetings to approve specific terms of financings or other transactions after these items have previously been presented to the board.
• Not an independent committee however, the majority of the members are independent directors.

Attendance.  During 2017, the board met four times and the committees met as indicated in the table outlining committee members and functions. Board members attended at least 78% of all of the board meetings and meetings of the committees on which they served during 2017.

We do not have a policy regarding director attendance at the annual meeting of stockholders. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. No directors attended the 2017 annual meeting and none are expected to attend the 2018 annual meeting.

CORPORATE GOVERNANCE
Director Compensation
Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders.  In setting director compensation, the Governance Committee, which is responsible for determining the type and amount of compensation for non-employee directors, considers among other things, the size and complexity of our operations and the time that directors spend fulfilling their duties to Havertys and our stockholders.
Retainer Fees.  Non-employee directors receive an annual retainer, of which two-thirds is required to be paid in shares of common stock.  We do not pay meeting fees for attendance at board and committee meetings but attendance expenses are reimbursed.  The following is a schedule of current annual retainers for non-employee directors:

Type of Fee	Amounts
Annual Board Retainer (1/3 cash - 2/3 stock)(1)	$ 75,000
Additional Annual Retainer to Lead Director	$ 10,000
Additional Annual Retainer to Chair of Audit and Compensation Committee	$ 10,000
Additional Annual Retainer to Chair of Governance Committee	$ 7,500
(1) In May 2018, the non-employee director annual retainer will increase to $81,000 of which $54,000 must be paid in common stock and the additional annual retainer to the lead director will increase to $12,000.

Directors' Deferred Compensation Plan.  Non-employee directors may elect to defer receipt of the cash or common stock payment of their retainer, and may elect to defer 100% of their annual retainer fee in shares of common stock under the Directors' Deferred Compensation Plan ("Deferred Plan").  Under the Deferred Plan, deferred fees, plus any accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Three directors participated in the Deferred Plan in 2017 and two will participate in 2018.
Other Compensation.  Directors receive the same discounts as employees on our products.  We do not provide any pension or other benefits to our non-employee directors.
Director Stock Ownership Guidelines.  The board has implemented stock ownership guidelines for non‑employee directors.  Each director is required to own or hold at least 20,000 shares of our stock. New directors have five years from date of their election to reach compliance. Currently, all non-employee directors meet, or are on track to meet, the stock ownership guidelines.

The following table sets forth information concerning total non-employee director compensation earned during 2017 by each director. Messrs. Haverty and Smith, as management directors, do not receive any compensation for serving on the board. See "Summary Compensation Table" regarding Mr. Smith since he is a Named Executive Officer ("NEO").  Mr. Haverty is also an executive officer, but not a NEO.

Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)	Total ($)
Allison Dukes	$25,000	$50,000	$75,000
John Glover	35,000	50,000	85,000
Phil Humann(1)	—	75,000	75,000
Mylle Mangum	35,000	50,000	85,000
Vicki Palmer	25,000	50,000	75,000
Fred Schuermann	32,500	50,000	82,500
Al Trujillo	35,000	50,000	85,000

(1)	Mr. Humann elected to obtain his annual board retainer fees in all stock.
(2)	Mr. Humann will not be standing for reelection to the board in 2018.

CORPORATE GOVERNANCE

Governance Guidelines and Policies
Our board and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We annually review our governance policies and practices against evolving standards. In considering possible modifications, our board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach.

Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, suppliers and communities. The board has adopted guidelines and a number of policies to support our values and good corporate governance and practices. These governance practices and policies include:

Director Independence. Our Corporate Governance Guidelines state that a majority of the directors must be non-management directors who meet the "independence" requirements of the NYSE. The Governance Committee conducts an annual review to determine the independence of each director based on the standards contained in our Governance Guidelines and NYSE corporate governance requirements.  The board, based on the recommendation of the Governance Committee and its review has affirmed that each of the following non-employee directors independent and has no material relationship with the Company that could impair their independence.

✓ Allison Dukes	✓ Vicki Palmer
✓ John Glover	✓ Fred Schuermann
✓ Phil Humann	✓ Al Trujillo
✓ Mylle Mangum

For more information regarding our policy on Transactions with Related Persons, please see page 10 of this proxy statement.

Executive Sessions of Independent Directors. The board has a policy of scheduling an executive session of the independent directors as part of every regularly scheduled board meeting. These sessions are currently presided over by the lead director.

Long-Term Business Strategy.  The board reviews management's long-term business strategy including capital allocation priorities and business development opportunities each year and approves Havertys' strategic plan.  Updates on the key elements of the plan are reviewed by the board at each board meeting throughout the year.

Annual Evaluations. The board and each of its committees have conducted self-evaluations related to their performance during 2017. The performance evaluations are supervised by the Governance Committee and discussed by each committee and the board.

Mandatory Retirement and Resignation from Board. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 72nd birthday. On the recommendation of the Governance Committee, the board may waive this requirement on an annual basis.  A director is also required to submit his or her resignation from the board to the Governance Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment.  The Governance Committee can choose to accept or reject the resignation.

CORPORATE GOVERNANCE

Director Nominations.  When searching for new candidates, the Governance Committee, who has the responsibility of reviewing qualifications of candidates for board membership, considers the evolving needs of the board and searches for candidates that fill any current or anticipated future need.  Nominees may be suggested by directors, members of management, stockholders, or, in some cases, by a third-party search firm. The Governance Committee will consider recommendations for directors submitted by stockholders. Stockholders should submit their recommendations in writing to the Governance Committee (See, "Communications with Directors"). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee's qualifications to be a director. There is no difference in the manner in which the Governance Committee evaluates proposed nominees based upon whether the proposed nominee is recommended by a stockholder.

The Governance Committee seeks to maintain a board that is strong in its collective knowledge and has a diversity of skills and experience to oversee our business and a commitment to the goal of maximizing stockholder value.  In its assessment of each potential nominee the Governance Committee will review and consider, among other things, the nominee's relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, financial literacy, and experience in the context of the needs of the board at the time, given the then current mix of director attributes. The Governance Committee does not have a formal policy with respect to diversity however, the board and the Governance Committee believe that it is essential that the board members represent diverse viewpoints.  In considering candidates for the board, the Governance Committee considers the entirety of each candidate's credentials in the context of these standards.  With respect to the nomination of continuing directors for re-election, the individual's contributions to the board are also considered. The Governance Committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities.

Stockholder Engagement.  We value stockholder views and insights and believe management has the primary responsibility for stockholder communications and engagement. The chairman and other members of Havertys' senior management team communicate regularly with stockholders on a variety of topics throughout the year to address their questions and to seek input concerning company policies and practices.  The board receives regular updates concerning stockholder feedback which cover topics including our strategy and performance, capital allocations and corporate governance matters.

Communications with Directors. The board has adopted a process to facilitate written correspondence by stockholders and other interested parties. The board strives to provide clear, candid and timely responses to any substantive communication it receives. Interested persons wishing to write any director, committee or the board should send correspondence to the Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. Please specify to whom your correspondence should be directed. The corporate secretary has been instructed by the board to review and promptly forward all correspondence (except advertising material) to the relevant director, committee or the full board, as indicated in the correspondence.

Code of Conduct. All of our directors and employees, including our chief executive officer and executive officers, are required to comply with our Code to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Hedging and Pledging Policies.  We prohibit our directors, officers and employees from hedging their ownership of Havertys stock, including purchasing or selling derivative securities relating to Havertys stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Havertys securities.  Our directors and executive officers are prohibited from pledging Havertys securities as collateral for a loan and holding any Havertys securities in margin accounts.  There are no outstanding pledges or margin accounts involving Havertys securities by any of our directors or executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy.

Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term "related party transaction" is defined as any transaction, arrangement or relationship or any series of similar transactions arrangements or relationships in which (1) the aggregate amount involved will exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of our stock, or their immediate family members) has or will have a direct or indirect interest.

The board has determined that the Governance Committee is best suited to review and approve related party transactions.  The Governance Committee when reviewing the material facts of related party transactions must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction.  Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's stock; (2) certain transactions where the Related Person's interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.

During 2017, there were no related party transactions requiring approval under the policy or disclosure in this proxy statement.

Compensation Committee Interlocks and Insider Participation.

All members of the Compensation Committee are independent directors, and no member was an employee or former employee of Havertys. During 2017, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Compensation Committee or board. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our equity securities are also required by the SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, we believe that all Section 16(a) filing requirements were timely complied with during the fiscal year ended December 31, 2017.

Where to find Corporate Governance Information

All of our corporate governance policies, including our board committee charters, Code, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at havertys.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership by our Directors and Management

The following table sets forth the amount of Havertys' common stock and Class A common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table, and all current directors and executive officers as a group as of February 22, 2018. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.   An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock					Class A Common Stock
	Shares Beneficially Owned (1)		Acquirable Within 60 Days (2)	Total Beneficial Ownership	Percent of Class(3)	Shares Beneficially Owned		Percent of Class(4)

Steven G. Burdette	3,657		4,583	8,240	*	28,530		1.61%
J. Edward Clary	56,091		5,872	61,963	*	—		—
L. Allison Dukes	4,661		—	4,661	*	—		—
Richard D. Gallagher	12,730		4,459	17,189	*	25,000		1.41%
John T. Glover	68,108		—	68,108	*	—		—
Richard B. Hare	—		—	—	*	—		—
Rawson Haverty, Jr.	2,000	(5)	2,994	4,994	*	614,195	(6)(7)(8)	34.75%
L. Phillip Humann	131,391		—	131,391	*	—		—
Mylle H. Mangum	42,413		—	42,413	*	—		—
Vicki R. Palmer	37,608		—	37,608	*	—		—
Clarence H. Smith	75,803	(9)(10)	15,965	91,768	*	692,483	(11)(12)	39.18%
Fred L. Schuermann	31,724		—	31,724	*	—		—
Al Trujillo	49,307		—	49,307	*	—		—
Directors and Executive Officers as a group (16 persons)	589,489		45,732	635,221	3.26%	1,360,208		76.97%

(1)
This column also includes shares of common stock beneficially owned under our directors' Deferred Plan for the following individuals:  Ms. Dukes – 1,953; Mr. Glover – 11,177; Mr. Humann – 75,296; Ms. Mangum – 42,413; Mr. Smith – 3,962; Mr. Schuermann – 31,721; and Mr. Trujillo – 31,282.

(2)	Represents shares of common stock that could be issued from the officers' vested SSARs with an exercise price of $18.14 and shares vesting on February 28, 2018.
(3)	Based on 19,452,144 shares of our common stock outstanding on February 22, 2018 plus 53,557 shares that are subject to SSARs exercising or stock vesting within 60 days.
(4)	Based on 1,767,296 shares of our Class A common stock outstanding on February 22, 2018.
(5)	This amount is the 2,000 shares of common stock held in trust for the benefit of Mr. Haverty's minor children for which he is co‑trustee.
(6)
Mr. Haverty has direct ownership of 82,331 shares of Class A common stock.  The beneficial ownership disclosed also includes 17,024 shares of Class A common stock held in trust for the benefit of Mr. Haverty's minor children for which he is co-trustee.

(7)
This amount also includes shares held by H5, L.P. According to a Schedule 13D/A filed on January 3, 2018, H5, L.P. holds shared voting and dispositive power over 441,323 shares of Class A common stock.  Mr. Haverty is the manager of the Partnership's general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(8)
This amount also includes 73,517 shares of Class A common stock held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr.  Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation's shares.

(9)	Mr. Smith has direct ownership of 34,302 shares of common stock. The beneficial ownership disclosed includes 29,689 shares of common stock held by Mr. Smith's wife.
(10)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(11)	Mr. Smith has direct ownership of 87,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith's wife.
(12)
The amount also includes share held by a partnership. According to a Schedule 13D filed on January 3, 2018, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Mr. Smith is the manager of the Partnership's general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

Ownership by Our Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be beneficial owners of more than 5% of the issued and outstanding of our common stock or Class A common stock.

	Common Stock			Class A Common Stock
Name and address of Beneficial Holder	Shares Beneficially Owned		Percent of Class(1)	Shares Beneficially Owned		Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY	2,811,047	(3)	14.41%	—		—
Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX	1,647,551	(4)	8.45%	—		—
Renaissance Technologies LLC 800 Third Avenue, New York, NY	1,430,200	(5)	7.33%	—		—
The Burton Partnership, LP P.O. Box 4643, Jackson, WY	1,228,255	(6)	6.30%	—		—
LSV Asset Management, 155 N. Wacker Drive, Suite 4600, Chicago, IL	1,053,306	(7)	5.40%	—		—
The Vanguard Group 100 Vanguard Blvd., Malvern, PA	996,475	(8)	5.11%	—		—
Royce & Associates, LLC 745 Fifth Avenue, New York, NY	994,300	(9)	5.10%	—		—
Villa Clare Partners, L.P. 158 West Wesley Road, Atlanta, GA	*		*	603,497	(10)	34.15%
H5, L.P. 4414 Dunmore Road, NE, Marietta, GA	*		*	441,323	(11)	24.97%
Rawson Haverty, Jr. 780 Johnson Ferry Road, NE, Atlanta, GA	*		*	155,848	(12)(13)	8.82%
Clarence H. Smith 780 Johnson Ferry Road, NE, Atlanta, GA	*		*	88,986	(14)	5.04%
(1)	Based on 19,452,144 shares of our common stock outstanding on December 31, 2017 plus 53,557 shares that are subject to SSARs exercising or stock vesting within 60 days.
(2)	Based on 1,767,296 shares of our Class A common stock outstanding on December 31, 2017.
(3)	According to a Schedule 13G filed on January 19, 2018, BlackRock, Inc. holds sole voting power over 2,753,482 shares and sole dispositive power over 2,811,047 shares of common stock.
(4)
According to a Schedule 13G filed on February 9, 2018, Dimensional Fund Advisors LP ("Dimensional") holds sole voting power over 1,591,004 shares and sole dispositive power over 1,647,551 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). Dimensional possesses investment and/or voting power over the shares held by the Funds. The shares are owned by the Funds and Dimensional disclaims beneficial ownership of these securities.

(5)	According to a Scheduled 13G filed on February 14, 2018, Renaissance Technologies LLC holds sole voting and dispositive power over 1,430,000 shares of common stock.
(6)
According to a Schedule 13G filed on June 1, 2016, The Burton Partnership, LP, The Burton Partnership (QP), LP and
Donald W. Burton, General Partner holds sole voting and dispositive power over 1,228,255 shares of common stock.

(7)	According to a Schedule 13G filed on February 13, 2018, LSV Asset Management holds sole voting power over 517,350 shares and sole dispositive power over 1,053,306 shares of common stock.
(8)	According to a Schedule 13G filed on February 8, 2018, The Vanguard Group holds sole voting power over 20, 433 shares and sole dispositive power over 974,942 shares of common stock.
(9)	According to a Schedule 13G filed on January 22, 2018, Royce & Associates, LP holds sole voting and dispositive power over 994,300 shares of common stock.
(10)
According to a Schedule 13D/A filed on January 1, 2018, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Clarence H. Smith is the manager of the Partnership's general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(11)
According to a Schedule 13D/A filed on January 3, 2018, H5, L.P. holds shared voting and dispositive power over 441,323 shares of Class A common stock. Rawson Haverty, Jr. is the manager of the Partnership's general partner, Pine Hill Associates, LLC. Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(12)
Mr. Haverty has direct ownership of 82,331 shares of Class A common stock.  The beneficial ownership disclosed also includes 17,024 shares of Class A common stock held in trust for the benefit of Mr. Haverty's minor children for which he is co-trustee.

(13)
This amount also includes 73,517 shares of Class A common stock held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation's shares.

(14)	Mr. Smith has direct ownership of 87,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith's wife.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis ("CD&A") is to provide stockholders with a description of our executive compensation philosophy, the material elements of the program and the policies and objectives which support the program. This CD&A provides information on the program for all Havertys' executive officers but focuses on the compensation of our named executive officers for 2017.  The individuals who were subject to the SEC Section 16 reporting requirements during 2017 are referred to as the "executive officers."  Our named executive officers (NEOs) for 2017 includes our CEO, two individuals that served as our CFO during 2017, and our next three most highly-compensation executive officers.

WHERE TO FIND IT:
Role of the Compensation Committee	13
Executive Compensation Framework	14
How We Make Compensation Decisions	15
Executive Compensation Components	18
Recap of 2017 NEO Compensation Program	20

Role of the Compensation Committee

The Compensation Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers, equity plan awards and benefit programs for all of our employees.

The Compensation Committee took the following steps to ensure that it effectively carried out its responsibilities:

✓	Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;
✓	Reviewed results from an annual review of compensation data related to our peers;
✓	Reviewed and approved all compensation components for our chief executive officer, chief financial officer, and other NEOs;
✓
Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;

✓
Scheduled an executive session, without members of management, for the purpose of discussing decisions related to the chief executive officer's performance, goal-setting, compensation level and other items deemed important by the Compensation Committee; and

✓	Reviewed succession planning with the CEO and in executive session of the board.

CD&A

Executive Compensation Framework

The Company's executive compensation framework includes the following, each of which the Compensation Committee believes reinforces its philosophy and objectives.

What We Do:

✓ Pay-for-performance.  A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance.  For 2017, variable compensation comprised approximately 63% of the targeted annual compensation for the chief executive officer and, on average, 55% of the targeted annual compensation for the other named executive officers.

✓ Provide competitive target pay opportunities.   We annually benchmark our target and actual compensation levels and relative proportions of the types of compensation against our peer group.  We use informed judgment in special cases in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

✓ Linkage between performance measures and strategic objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the Company.

✓ Future pay opportunity important component.  In 2017, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation.  For 2017, long-term equity compensation comprised approximately 26% of the targeted annual compensation for the chief executive officer and 28% of the targeted annual compensation for the other named executive officers.

✓ Mix of performance metrics. The Company utilizes a mix of performance metrics that emphasize links between incentive compensation and the Company's strategic operating plan and financial results.
✓ Outside compensation consultant. The Compensation Committee retains an independent compensation consultant to review the Company's executive compensation program and practices.
✓ Maximum payout caps for annual cash incentive compensation and PSUs.

✓ "Clawback" Policy.  The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓ Stock ownership guidelines.  Our chief executive officer is required to have qualified holdings equal to the lesser of a multiple of three times his base salary or 85,000 shares.  Our CEO's qualified holdings were 187,784 shares at December 31, 2017.  The other named executive officers are required to have qualified holdings equal to the lesser of a multiple of two times their base salary or 40,000 shares. Our other named executive officers', excluding Mr. Hare, qualified holdings ranged from 50,651 shares to 73,658 shares at December 31, 2017.  New officers have three years to meet required ownership guidelines.

✓ Mitigate undue risk-taking in compensation programs. Our compensation programs for our executive officers contain features that are designed to mitigate undue risk-taking by our executives.
✓ "Double trigger" in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a "double trigger."

What We Don't Do:

✗ No repricing or buyout of underwater stock options.  Our equity plan does not permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✗ Prohibition against margins, pledging, and hedging or similar transactions of Company securities by senior executives and directors.
✗ No dividends or dividend equivalents are accrued or paid on unvested and/or unexercised awards.
✗ No change-in-control tax gross ups. We do not provide change-in-control tax gross ups.
✗ No significant perquisites. We do not provide our employees, including our NEOs with significant perquisites.

CD&A

How We Make Compensation Decisions

The Committee has overall responsibility for approving and evaluating the Company's executive officers compensation plans, policies and programs.  The Committee is also responsible for providing a Compensation Committee report reviewing the Company's CD&A.  The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions.  These decisions, however are not purely formulaic and the Committee exercises judgment and discretion in making them.

Compensation Consultants.  The Committee retained Meridian Compensation Partners, LLC ("Meridian") as an independent consultant to provide advice on executive compensation matters.  Meridian serves as a resource for market data on pay practices and trends and provides independent advice to the Committee for setting executive compensation.  Meridian reports directly and exclusively to the Committee Chair.  However, at the Committee's direction, Meridian works with management to review or prepare materials for the Committee's consideration.  Meridian provided no additional services to Havertys outside of the scope of the agreement with the Committee.

During 2017, the Committee reviewed Meridian's independence and determined that there were no conflicts of interest as a result of the Committee's engagement of Meridian. The Committee did not engage any consultant other than Meridian during 2017 to provide compensation consulting services.

Compensation Analysis. In determining appropriate compensation opportunities for our named executive officers, the Committee received input from Meridian.  We reviewed and analyzed competitive market data to be used as background for 2017 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when targeting the positioning for compensation discussed below. Data sources included public company proxy statements, broad-based published compensation surveys and other sources. We compared compensation opportunities for our named executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our "peer group"). The peer group included companies from the retail furniture industry, retailers of big ticket postponable items, and specialty retailers.  The peer group is re-evaluated annually to take into account changes in their operations and our own. The peer group companies used in setting 2017 compensation are shown below.

PEER GROUP
American Woodmark Corporation	Ethan Allen Interiors Inc.	Oxford Industries, Inc.
Bassett Furniture Industries Inc.	Flexsteel Industries, Inc.	Select Comfort Corporation
Big 5 Sporting Goods Corporation	Hibbett Sports, Inc.	Shoe Carnival, Inc.
Conn's Inc.	Kirkland's Inc.	West Marine, Inc.
Culp, Inc.	Knoll, Inc.	Zumiez, Inc.
Dixie Group, Inc.	La-Z-Boy Incorporated

Role of CEO.    The compensation of every Havertys employee, including each named executive officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. During early 2017, Mr. Smith provided recommendations to the Compensation Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any equity awards for each executive officer. These recommendations were based on the data reviewed by the Committee and Mr. Smith's assessment of the executive's relative experience, overall performance, and impact on the accomplishment of Havertys' financial goals and strategic objectives during the prior year. While the Compensation Committee took Mr. Smith's recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

CD&A

Competitive Positioning of Executive Compensation Levels. For 2017, the Committee established base salary, annual incentive opportunities and long-term incentive equity grants for our NEOs primarily with reference to the peer group and other public company data from 2016 proxy filings (which details 2015 compensation) included in the analysis prepared by Meridian (the "Peer Group Data").  References to NEOs as a group exclude Mr. Fink due to his retirement and include Mr. Hare's annual base salary and compensation.  The following compares compensation components for 2017 to the median of the Peer Group Data:
Target annual cash compensation (base salary plus target annual incentive compensation):
•	CEO Smith was approximately 8.3% above.
•	NEOs as a group were approximately 12.7% above.
The Committee held the 2017 targeted annual cash compensation at the 2016 levels for the NEOs.
Long-term target equity incentive:
•	CEO Smith was approximately 20.9% below;
•	NEOs as a group were approximately 11.3% below.
We include performance-based incentive awards with multi-year vesting which provide a direct connection to Company performance and long-term stockholder value.  The Committee reviews the types and level of equity incentive awards made to the NEOs taking into consideration the peer group information and the stock ownership levels of the NEOs.
Total target compensation:
•	CEO Smith was approximately 4.2% above;
•	NEOs as a group were approximately 6.6% above.

Total Target Compensation Components

CD&A

Summary of 2017 NEO Compensation Program

The following chart summarizes the compensation elements provided for our NEOs in 2017, as well as the key purpose with respect to each element.  NEOs' compensation consisted primarily of the following components in addition to limited perquisites and the retirement, health and welfare plans and programs in which all of our full-time employees participate.  More information is provided about each compensation element later in this CD&A.

CD&A

Executive Compensation Components

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of an executive officer's annual total target compensation is determined by Company performance as compared to goals established for our annual cash incentive plan and the ultimate value of long-term incentive plans. We believe this approach reflects our executive compensation philosophy and objectives.

The graphs below illustrate how total compensation for our named executive officers for 2017 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components.  These percentages are based on annualized total target compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the "Summary Compensation Table" and supplemental tables provided later in this Proxy Statement. The amounts for "Other NEOs" excludes Mr. Fink and includes Mr. Hare's annual base salary.

Base Salary. The Committee reviews the information regarding executives' base salary levels compared to the base salaries of executives of companies in our peer group.  The Committee also considers the chief executive officer's assessment of each executive's individual performance and responsibilities to determine appropriate compensation for each executive.  The Committee has determined that, in order to enable the Company to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries between the 25th and 75th percentile of the median of the peer group data as described in the "Competitive Positioning of Executive Compensation Levels" section above.
In determining base salaries for executives, as well as in determining incentive compensation opportunities, the Committee evaluates each executive's individual performance on both an objective and subjective basis. The Committee considers the chief executive officer's evaluation of an executive's performance along with the scope of responsibilities and individual seasonings and experience.  Further, the Committee reviews the competitive compensation data and exercises its judgment regarding base salary decisions for each executive.

CD&A

Management Incentive Plans Cash Award. Our compensation philosophy connects our executives' potential annual earnings to the achievement of performance.  Our 2017 Long-Term Incentive Plan (the "2017 LTIP") provides for the payment of cash under two plans (the "MIPs").  MIP-I is based upon Company performance in relation to predetermined financial goals established during the first month of the year and MIP‑II is based on achieving individual goals. We established incentive targets so that total annual cash compensation at the target level would approximate the peer group median, with the opportunity for higher total annual cash compensation for correspondingly higher performance.  The target amount for the combined MIPs as a percent of base salary for our named executive officers was 60% except for Mr. Smith which was 100%. The range of potential MIP-I payouts for 2017 ranged from zero to 175% of each executive officer's MIP-I incentive target amount, so that executives could earn above-target payouts when performance significantly exceeded our financial goals.

The Committee approved our executives' 2017 MIPs' designs and targets and financial and individual goals in January 2017 as part of the annual compensation setting process.  The Committee approved the combined MIP total target amount for 2017 with MIP-I as 80% and MIP-II as 20% of the combined target, respectively.

The pre-tax earnings goals and the actual amounts achieved under the MIP-I plan for each measurement period are noted below:

Pre-tax Earnings (in thousands)
	2015 Achieved(1)	2016 Achieved	2017 Goal	2017 Achieved
Q-1	$9,928	$7,587	$8,100	$9,740
Q-2	7,027	8,762	8,400	9,694
Q-3	12,414	12,125	14,500	9,719
Q-4	15,093	17,347	16,500	14,070
YTD	44,462	45,821	47,500	43,223

(1)  The Company's pre-tax earnings in 2015 for Q-2 and YTD were adjusted $0.8 million for proceeds from the settlement of credit card litigation.

The earnings based MIP-I structure provided for a 3% change in the incentive earned of the target for every 1% increase or decrease in pre-tax earnings versus the goal starting at 40% of the target at 80% of the goal with a maximum of 175% when pre-tax earnings is 125% of the goal.

The earnings performance resulted in a 73% payment factor applied to the MIP-I, the 80% portion of the combined MIP target.  The named executive officers achieved varying levels of their specific individual goals for the MIP-II, the 20% portion of the combined MIP total target.  As a result, the aggregate MIP amount earned was between 67% and 78% of the NEOs' 2017 combined MIP target levels, excluding Mr. Fink.  Mr. Fink's MIP-1 was based on results for Q-1 and Q-2, and combined with his individual goals his MIP earned was 119% of the target levels.  The Committee certified the level of actual performance versus goals and approved payment of the awards.

See the "Summary Compensation Table," which shows the actual non-equity incentive plan compensation paid to our named executive officers for our 2017 performance.

CD&A

Long-Term Equity Incentive Compensation. Our executives receive long-term equity incentive compensation intended to link their compensation to the Company's long-term financial success.  All equity awards for our executives are approved by the Committee and the 2017 annual equity award grants were set at its meeting in January 2017.  The 2017 grants were similar to the 2016 awards, a mix of PRSUs based on EBITDA, PRSUs based on sales, and time-based restricted stock units.

The EBITDA based PRSU grants use adjusted EBITDA as the performance measure to determine the number of shares that will vest.  The 2017 EBITDA target was $78.4 million, exclusive of adjustments to eliminate the effects of unusual or non-recurring items, with a range from a threshold of $62.7 million and 60% of the target shares to $101.9 million and 160% of the target shares.  The EBITDA for 2017 was $75.85 million or 96.7% of the target $78.4 million.  Accordingly, the shares earned and subject to vesting are 93.4% of the target shares granted. The shares earned will cliff vest in February 2020.

The PRSUs linked to sales are based on exceeding sales targets in the grant year and the increasing amounts in each of the three succeeding years. The number of shares achieved is solely dependent on each individual year and earned shares cliff vest in May following the measurement year.  The sales target for 2017 by grant year and if achieved are noted below.

Sales Based PRSUs
Grant Year	2017 Sales Target	Target Achieved
2014	>$805.0	✓
2015	>$800.0	✓
2016	>$837.4	X
2017	>$838.0	X

The time-based restricted stock units vest in four equal annual installments beginning in May 2018.

Mr. Smith was granted a mix of 70% EBITDA based PRSUs and 30% sales based PRSUs.  The target shares to Messrs. Hare, Burdette, Gallagher, and Clary were an equal mix of EBITDA based PRSUs and restricted stock units.  In light of his announced retirement, Mr. Fink did not receive any long-term equity incentive compensation.

Dividend and voting rights are not applicable to stock awards until vested and/or exercised.  Additional details regarding grants are provided in the "Grants of Plan Based Awards Table" and "Outstanding Equity Awards Value at Year-End Table."

CD&A

RECAP OF 2017 NEO COMPENSATION PROGRAM

Base Salary (Fixed Pay)
Key Features
•  Fixed annual cash amount.
•  Base pay increases considered on a calendar year basis or at time of promotion to align with the median range of our peer group (as described on page 16 of this CD&A).  Actual positioning varies to reflect each executive's skills, experience and contribution to our success.

Purpose	• Provide a fixed amount of cash compensation to attract and retain talented executives. • Differentiate scope and complexity of executives' positions as well as individual performance over time.
2017 Actions	• Base salaries were not increased for our named executive officers in 2017.
Cash Awards Under Management Incentive Plans (Variable "At Risk" Compensation)
Key Features
•  Individual MIP opportunities are expressed as a percent of base salary and can vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIPs) approximates the median of our peer group.
•  Performance-based cash incentive pay is comprised of two plans:  MIP-I is tied to the Company achieving certain pre-tax earnings levels during the year (80% of total target cash incentive pay) and MIP-II is based on successfully meeting individual goals (20% of total target cash incentive pay).
•  The pre-tax earnings goals for 2017 for MIP I were (in millions):
➢$8.1 for Q-1    ➢$8.4 for Q-2    ➢$14.5 for Q-3   ➢$16.5 for Q-4   ➢$47.5 for 2017 year
• The range of potential payout for actual results relative to these goals is zero to 175 percent of target.
•  MIP amounts are earned based on the results achieved as determined by the Committee after evaluating Company and individual performance against pre-established goals.

Purpose
•  Motivate and reward achieving or exceeding Company and individual performance objectives, reinforcing pay-for-performance.
•  Align performance measures for NEOs on key business objectives to lead the organization to achieve short-term financial and operational goals.
•  Ensure alignment of short-term and long-term strategies of the Company.

2017 Actions	• Actual performance in 2017 resulted in total MIP-I earned at 73% of its target and MIP-II earned at 55% to 97% of its target for the NEOs (excluding Mr. Fink).
Long-Term Equity Incentive Compensation (Variable "At Risk" Compensation)
Key Features
•  Awards granted annually based on competitive market grant levels.
•  Awards to NEOs are in the form of performance restricted stock units (PRSU) based on EBITDA or sales and in the form of time-based restricted stock units.
•  Vesting:  The EBITDA based PRSUs granted in 2017 that are earned will cliff vest in February 2020 and are forfeitable upon termination of employment, except in the cases of death, disability or normal retirement. The restricted stock units vest in equal increments over a four-year period and the sales based PRSUs cliff vest in May following the measurement year.  These grants are forfeitable upon termination of employment, except in the cases of death or disability.

Purpose
•  Stock-based compensation links executive compensation directly to stockholder interests.
•  PRSUs provide a direct connection to Company performance and executives' goals.
•  Multi-year vesting creates a retention mechanism and provides incentives for long-term creation of stockholder value.

2017 Actions	• 2017 awards to NEOs were comparable to 2016 grants as a percentage of total target compensation. • In light of his pending retirement, Mr. Fink received no equity awards.

CD&A

Pension Benefits and Retirement Plans

Pension Plan.  We terminated and settled the obligations associated with our defined benefit plan (the "Pension Plan") in 2014.  The Pension Plan covered substantially all employees hired on or before December 31, 2005 and was closed to any employees hired after that date.  Effective January 1, 2007, no new benefits were earned under the Pension Plan for additional years of service after December 31, 2006.  The benefits formula provided retirement income equal to 0.6% of final average compensation plus 0.5% of final average compensation in excess of the Social Security Covered Compensation times years of service with Havertys, up to 40 years.

Supplemental Retirement Plan.  We also have a non-qualified, non-contributory supplemental executive retirement plan (the "SERP") for employees whose retirement benefits are reduced due to their annual compensation levels.  The SERP provides annual benefits amounting to 55% of final average earnings less benefits calculated under the Pension Plan and social security benefits.  The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (Pension Plan, social security and the SERP) to $125,000.  Effective December 31, 2015, no new benefits can be earned under the SERP.

Additional details regarding accumulated benefits under the SERP plan is provided in the "Pension Benefits and Retirement Plans Table."

Regulatory Requirements

Together with the Compensation Committee, we carefully review and take into account current tax, accounting and securities regulations as they relate to the design of our compensation program and related decisions.

Section 162(m) of the Internal Revenue Code makes compensation paid to certain named executive officers in amounts in excess of $1 million not tax deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions.  The 2017 LTIP, which includes the MIPs, are administered by the Compensation Committee and payments are intended to qualify as performance-based compensation and thus satisfy the performance-based requirements for tax deductible compensation.  However, this exclusion of performance-based compensation was repealed in the tax reform legislation signed into law on December 22, 2017, unless such compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.  As a result, it is uncertain whether compensation intended to structure as performance-based compensation under Section 162(m) will be deductible.

While the Compensation Committee endeavored to structure most awards to comply with Section 162(m) the Compensation Committee believes that the interests of our stockholders are best served by not restricting its discretion and flexibility in crafting compensation plans and arrangements.  The Compensation Committee may approve elements of compensation for certain executive officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.

COMPENSATION COMMITTEE REPORT ON 2017 EXECUTIVE COMPENSATION

The Compensation Committee oversees Havertys' compensation program on behalf of the board and operates under a written charter adopted by the board.
The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company.  The Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Employee Benefits and Executive Compensation Committee
Mylle H. Mangum, Chair
John T. Glover
L. Phillip Humann
Al Trujillo

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and footnotes discuss the compensation paid or accrued for the last three years to (i) our chief executive officer and chief financial officer and (ii) our three most highly compensated executive officers.

Name	Year	Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Option Awards (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
Clarence H. Smith	2017	$650,000	$495,820	$479,600	—	$12,992	$48,880	$1,687,292
President and CEO	2016	650,000	622,388	409,708	—	—	48,632	1,730,728
	2015	650,000	524,498	455,016	—	16,870	47,746	1,694,130
Richard B. Hare(5)	2017	242,644	172,228	221,998	—	—	31,089	667,959
EVP and CFO

Dennis L. Fink(6)	2017	261,255	87,029	—	—	40,180	61,666	450,130
EVP, Finance	2016	390,000	242,731	210,710	—	15,969	29,862	889,272
	2015	390,000	220,271	234,000	—	18,296	30,316	892,883
Steven G. Burdette	2017	370,000	153,802	228,900	—	38,281	27,953	818,936
EVP, Operations	2016	370,000	211,237	199,919	—	17,670	27,281	826,107
	2015	370,000	204,000	222,000	—	—	25,954	821,954
Richard D. Gallagher	2017	360,000	144,461	228,900	—	51,424	29,879	814,664
EVP, Merchandise	2016	360,000	205,528	194,505	—	23,971	29,705	813,709
	2015	360,000	204,535	216,000	—	—	25,293	805,828
J. Edward Clary	2017	355,000	156,796	218,000	—	57,930	27,141	814,867
EVP and CIO	2016	355,000	206,082	191,798	—	26,982	27,637	807,499
	2015	346,670	199,564	207,024	—	—	26,795	780,053

(1)
This column shows the earned portion of the MIPs awards.  For a description of the MIPs, see "Compensation Discussion and Analysis."  The aggregate MIP award earned for 2017 was between 67% and 76% of the NEO's (excluding Mr. Fink's) combined MIP target levels.

(2)
These amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Please refer to Note 12 to our financial statements in our annual report for the year ended December 31, 2017 for a discussion on the assumptions related to the calculation of such values. Awards containing a performance-based vesting condition are included based on achieving target performance. Assuming the highest level of performance conditions was achieved in 2017, this amount would have increased for the NEOs as follows:  Mr. Smith - $201,432; Mr. Hare - $66,599; Mr. Burdette - $68,670; Mr. Gallagher - $68,670 and Mr. Clary - $65,400. The amounts reported for these awards may not represent the amounts the individuals will actually realize, as such amounts, if any, will depend on actual performance versus goals and the change in our stock price over time.

(3)
This column represents an estimate of the aggregate annual increase in the actuarial present value of the NEOs accrued benefit under our SERP retirement plan for the applicable year, assuming the greater of actual age or a retirement age of 65.

(4)
These amounts are comprised of a combination, varying by NEO, of the following:  contributions to the Deferred Compensation Plan, contributions to 401(k) Plan accounts, SERP payments, premium costs for covering a portion of medical insurance coverage, additional life insurance, long-term disability coverage and health examinations. None of these individual items was greater than $10,000 for 2017 except as follows: for the Company's contribution to the Deferred Compensation Plan for Mr. Smith of $30,072; SERP payments of $42,942 for Mr. Fink; and relocation expenses of $20,000 and $8,571 in gross up for taxes for Mr. Hare.

(5)	Mr. Hare joined Havertys as executive vice president, chief financial officer in May 2017.
(6)	Mr. Fink served as chief financial officer until May 2017 and retired from the Company in August 2017.

EXECUTIVE COMPENSATION

Grants of Plan Based Awards Table
The following table and footnotes sets forth certain information with respect to the estimated payouts which were possible under our non-equity incentive plan and the restricted stock awards granted during the year ended December 31, 2017 to our NEOs.

Name	Award Type(1)	Grant and Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)		Exercise or Base Price of Awards $/Share(5)	Grant Date Fair Value of Stock Award $(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Smith	ACMIP-I	1/30/2017	$14,560	$520,000	$910,000	—	—	—	—		—	—
	ACMIP-II	1/30/2017	26,000	130,000	130,000	—	—	—	—		—	—
	PRSU	1/30/2017	—	—	—	9,240	15,400	24,640	—		$ 21.80	$335,720
	PRSU.1	1/30/2017	—	—	—	0	6,600	6,600	—		21.80	143,880
Hare	ACMIP-I	05/04/2017	4,973	177,600	310,800	—	—	—	—		—	—
	ACMIP-II	05/04/2017	11,100	44,400	44,400	—	—	—	—		—	—
	PRSU	05/04/2017	—	—	—	2,638	4,396	7,034	—	(2)	25.25	110,999
	RSU	05/04/2017	—	—	—	—	—	—	4,396		25.25	110,999
Fink	ACMIP-I	05/09/2017	10,483	26,208	45,864	—	—	—	—		—	—
	ACMIP-II	05/09/2017	46,800	46,800	46,800	—	—	—	—		—	—
Burdette	ACMIP-I	1/30/2017	4,973	177,600	310,800	—	—	—	—		—	—
	ACMIP-II	1/30/2017	2,220	44,400	44,400	—	—	—	—		—	—
	PRSU	1/30/2017	—	—	—	3,150	5,250	8,400	—		21.80	114,450
	RSU	1/30/2017	—	—	—	—	—	—	5,250		21.80	114,450
Gallagher	ACMIP-I	1/30/2017	4,838	172,800	302,400	—	—	—	—		—	—
	ACMIP-II	1/30/2017	4,320	43,200	43,200	—	—	—	—		—	—
	PRSU	1/30/2017	—	—	—	3,150	5,250	8,400	—		21.80	114,450
	RSU	1/30/2017	—	—	—	—	—	—			21.80	114,450
Clary	ACMIP-I	1/30/2017	4,771	170,400	298,200	—	—	—	—		—	—
	ACMIP-II	1/30/2017	4,260	42,600	42,600	—	—	—	—		—	—
	PRSU	1/30/2017	—	—	—	3,000	5,000	8,000	—		21.80	109,000
	RSU	1/30/2017	—	—	—	—	—	—	5,000		21.80	109,000

(1)	Award Type:
ACMIP-I = Annual Cash Management Incentive Plan Compensation based on company performance
ACMIP-II = Annual Cash Management Incentive Plan Compensation based on individual performance
PRSU = Performance Restricted Stock Units contingent - EBITDA
PRSU.1 = Performance Restricted Stock Units contingent - Sales
RSU = Restricted Stock Unit

(2)
The 2017 Non-Equity Incentive Plans as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above.

(3)	The PRSU grants are based on 2017 adjusted EBITDA as discussed above. The number of shares actually achieved were 93.4% of the target and are shown as outstanding awards on page 26.
(4)	The PRSU.1 grants are based on exceeding sales targets in each of the years 2017 to 2020. The 2017 target was not achieved.
(5)	The base price for the PRSUs and RSUs is the closing price of our stock on the date of grant.
(6)	The fair value for the PRSUs and RSUs was determined using the target number of shares granted multiplied by the closing stock price on the grant date.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised and unvested awards previously granted to the NEOs at December 31, 2017. The market value of shares of stock that have not vested is based on the closing market price of $22.65 at December 30, 2017.

			SSARs Awards				Stock Awards
Name	Date Awarded		Number of Securities Underlying Exercisable Awards (#)	Number of Securities Underlying Unexercisable Awards (#)	Exercise Price ($)	Expiration Date	Number of Shares of Stock That Have Not Vested(#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, That Have Not Vested($)
Smith	1/24/13	(1)	22,000		$18.14	1/24/20
	1/17/14	(3)					970	21,971
	1/23/15	(4)					13,152	297,893
	1/23/15	(3)					1,422	32,208	1,422	32,208
	1/26/16	(5)					16,109	364,869
	1/26/16	(3)							3,269	74,043
	1/30/17	(6)					14,384	325,798
	1/30/17	(3)							4,950	112,117
Hare	5/04/17	(7)					4,396	99,569
	5/04/17	(6)					4,106	93,000
Fink	1/17/14	(2)					985	22,310
	1/23/15	(2)					2,437	55,198
	1/23/15	(4)					4,831	109,422
	1/26/16	(5)					8,285	187,655
Burdette	1/17/14	(2)					907	20,544
	1/23/15	(2)					2,312	52,367
	1/23/15	(4)					4,583	103,805
	1/26/16	(7)					3,987	90,306
	1/26/16	(5)					5,615	127,180
	1/30/17	(7)					5,250	118,913
	1/30/17	(6)					4,904	111,076
Gallagher	1/17/14	(2)					907	20,544
	1/23/15	(2)					2,250	50,963
	1/23/15	(4)					4,459	100,996
	1/26/16	(7)					3,879	87,859
	1/26/16	(5)					5,463	123,737
	1/30/17	(7)					5,250	118,913
	1/30/17	(6)					4,904	111,076
Clary	1/24/13	(1)	12,500		$18.14	1/24/20
	1/17/14	(2)					907	20,544
	1/23/15	(2)					2,156	48,833
	1/23/15	(4)					4,274	96,806
	1/26/16	(7)					3,825	86,636
	1/26/16	(5)					5,387	122,016
	1/30/17	(7)					5,000	113,250
	1/30/17	(6)					4,670	105,776

EXECUTIVE COMPENSATION

Award Information		Vesting Rate	Vesting Dates	Conditions
(1)	Stock-Settled Appreciation Rights	25% per year	May 8 each year beginning year following grant date	Continued employment or normal retirement through vesting date.
(2)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment or normal retirement through vesting date.
(3)	Performance Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Contingent upon achieving certain level of annual net sales.
(4)	Performance Restricted Stock Units	100%	February 28, 2018	Based on 2015 EBITDA, shares achieved at 99.1% of target.
(5)	Performance Restricted Stock Units	100%	February 28, 2019	Based on 2016 EBITDA, shares achieved at 105.6% of target.
(6)	Performance Restricted Stock Units	100%	February 28, 2020	Based on 2017 EBITDA shares achieved at 93.4% of target.
(7)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the exercise of SSARs and the vesting of restricted stock awards of the NEOs for the year ended December 31, 2017.

	Option and SSARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Clarence Smith	—	$—	13,474	$329,462
Richard Hare	—	—	—	—
Dennis Fink	1,859	74,340	7,717	190,842
Steve Burdette	1,820	69,938	7,721	191,473
Richard Gallagher	2,255	100,750	7,654	189,758
Ed Clary	—	—	7,589	188,094

(1) The number of shares acquired on exercise or vesting is the gross number, including shares surrendered to us for the payment of the exercise and/or withholding taxes.
(2) The value realized reflects the taxable value to the named executive officer as of the date of the exercise of the SSAR, or vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the exercise or vesting occurrence.

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation Plans

Top Hat Mutual Fund Option Plan.  The Top Hat Mutual Fund Option Plan (the "Top Hat Plan") was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than fifteen years from leaving our employment.  The following table includes certain information for those NEOs in the Top Hat Plan.

Name	Aggregate Earnings (Loss) in 2017 ($)	Aggregate Balance at Last FYE ($)
Clarence Smith	$140,034	$953,677
Dennis Fink	69,254	361,207
Ed Clary	69,126	364,903

Deferred Compensation Plan.  In January 2011, Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs.  Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys' 401(k) Plan. Havertys may also make a percentage contribution of excess compensation to each participant. "Excess compensation" refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits. The percentage Company contribution was 3% for 2017. In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan.  The following table includes information for those NEOs participating in the Deferred Compensation Plan.
Name	Executive Contributions in 2017 ($)(1)	Company Contributions for 2017 ($)(2)	Aggregate Earnings (Loss) in 2017 ($)(3)	Aggregate Withdrawals/ Distributions in 2017 ($)	Aggregate Balance at Last FYE ($)(4)
Clarence Smith	$392,773	$30,072	$253,558	—	$2,111,519
Dennis Fink	99,270	—	6,284	—	380,013
Steve Burdette	39,625	9,338	19,584	$29,835	150,047
Richard Gallagher	77,108	8,866	34,736	—	306,584
Ed Clary	55,417	8,733	33,255	—	214,168

(1) Amounts included in this column have been included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table on page 24.
(2) Amounts included in this column have been reported in the "All Other Compensation" column of the Summary Compensation Table on page 24.
(3) Amounts included in this column do not constitute above-market or preferential earnings and accordingly such amounts are not reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation
Table on page 24.

(4) All amounts included in this column have been reported in the current or prior years as either salary, non-equity incentive compensation or all other compensation in the summary compensation tables or as earnings or withdrawals in the deferred compensation tables.

EXECUTIVE COMPENSATION

Pension Benefits and Retirement Plans
The retirement plans are described in the CD&A.  The change in pension value can be impacted by changes in assumptions used to estimate present values.  Please refer to Note 10 to our financial statements in our annual report for the year ended December 31, 2017 for information on the assumptions related to our retirement plan.

The Pension Plan was terminated in May 2014 and distributions of the participants' plan balance were made in December 2014.  Distribution options included the purchase of an individual annuity, rollover to another qualified retirement account or cash out of the accumulated balance.

The following table provides certain information on the retirement benefits available under the SERP Plan for each eligible NEO at December 31, 2017.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during last fiscal year ($)
Clarence Smith	SERP	40	$498,233	—
Dennis Fink	SERP	23	684,138	$42,942
Steve Burdette	SERP	32	271,698
Richard Gallagher	SERP	27	378,796	—
Ed Clary	SERP	25	427,154	—

The SERP plan permits participants with 15 or more years of service to retire as early as age 55 with a reduction in the amount of their monthly benefits ranging from 50% at age 55 to 93.3% at age 64.  As of December 31, 2017, Clarence Smith was eligible for retirement with no reduction in benefits and Messrs. Burdette, Gallagher and Clary are eligible for reduced benefits ranging from approximately 55.3% to 56.7%.

2017 Potential Payments upon Termination or Change in Control

The table on page 32 summarizes the estimated payments to be made under our agreements or plans which provide for payments to an NEO following or in connection with any termination of employment, including by resignation, retirement, death, disability, constructive termination, or termination following a change in control. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of the plans as they now exist. As required by the SEC, we have assumed that employment terminated on December 31, 2017 and that the price per share of our common stock is the closing market price as of that date, which was $22.65. Actual payments in such circumstances may differ for a variety of reasons. The amounts reported below do not include amounts to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all salaried employees. Also, this table does not include amounts reported in the deferred compensation tables or the pension benefits table, except for those receiving retirement benefits.

Salary. None of our NEOs has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to an NEO under our change in control agreement.

EXECUTIVE COMPENSATION

Change in control agreements. Our executive officers and other team members have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. We have entered into change in control agreements with all of our executive officers, including the NEOs.  These agreements provide for cash payments and continuation of benefits upon termination of the person's employment due to events as defined in the agreement within 36 months following a change in control.

The agreements, entered into with the NEOs, provide that unless the termination of the person is for cause, or by the individual without "Good Reason" as defined in the agreement, the person will be paid:  (i) a lump severance payment in cash equal to the higher of the sum of two times the individual's base salary or two times the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based; (ii) the higher of two times the amount paid to individual as bonus and annual incentive compensation or two times the average amount paid in the three years preceding that in which the date of termination occurs; and (iii) an amount of any annual bonus and non-equity incentive compensation which has been allocated or awarded and has not yet been paid and a pro rata portion for the fiscal year in which the termination occurs.

Under the terms of the agreement, if a change in control occurs, we will, at the election of the individual, repurchase all equity awards held for a lump sum amount in cash equal to the product of the spread (using the per share price as defined in the agreement) times the number of shares covered by each award. We will also arrange to provide life, disability, accident and health insurance benefits similar to those which the individual was receiving immediately prior to the notice of termination for a period of 24 months after the date of termination.

Because of the so-called "parachute" tax imposed by Internal Revenue Code Section 280G, the agreements include a "cap."  Under this provision, all parachute payments would be reduced so that no excise tax would be imposed on any of the payments and benefits and thus the total amount of payments would never exceed three times his or her "base amount" as defined by the Internal Revenue Code.

In February 2018 the board approved new change in control agreements for our NEOs and a management director (the "Agreements"). The Agreements replace and supersede the existing change in control agreements. The term of each Agreement extends until December 31, 2018 and then automatically renews each January 1 unless notice is otherwise provided by Havertys.

The Agreements provide benefits under a qualifying termination of employment within 24 months following a change in control. The benefits the individuals would be entitled to receive include:
•
Severance payments – calculated as equal to two times the sum of: (1) the higher of the individual's annual base salary or the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based and (2) the higher of the amount paid as annual non-equity incentive compensation or the average amount paid in the three years preceding that in which the date of termination occurs.

•
Final year bonus – a pro-rata amount for the annual incentive plan performance period in which the date of termination occurs, the calculation and payment of which depend on when the date of termination occurs.

•	Reimbursement for medical and life insurance premiums – payments for a period of 24 months after the date of termination.
•	Acceleration of vesting on then-outstanding stock options and restricted stock awards; then-outstanding performance shares would be governed by the plan under which they were awarded.

We do not have employment agreements with any of our executive officers and there are no other written agreements related to termination other than the change in control agreements.

EXECUTIVE COMPENSATION
Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock units and stock-settled appreciation rights. Terms of accelerated vesting for long-term incentives upon various termination scenarios are described below. Long-term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement.
Time Vested Restricted Stock Units (RSUs). Time based RSUs generally vest annually pro rata over four years, provided the executive has remained an active team member from the grant date through the vesting date. Unvested RSU grants vest in full upon an NEO's termination of employment by reason of death or disability. RSUs granted prior to 2016 continue to vest into retirement and will be distributed on the specified dates as indicated in the grant agreements. Upon termination of employment under any other circumstances, the executive forfeits the RSUs. For RSUs granted in 2016 and later, awards are forfeited upon termination of employment unless attributable to death or disability. We calculated the value of RSUs using our closing stock price on December 31, 2017 of $22.65.

Performance RSUs based on EBITDA (PRSUs-EBITDA). Upon an NEO's termination of employment by reason of death or disability, unvested PRSUs-EBITDA will vest based on actual performance through the date of death or disability.  At December 31, 2017, the number of units earned for all PRSUs-EBITDA were known and we calculated their value using our closing stock price on December 31, 2017 of $22.65.

Performance RSUs based on Sales (PRSUs - Sales). Upon an NEO's termination of employment by reason of death or disability, unvested PRSUs-Sales will vest.  The number of units earned for all PRSUs-Sales, at December 31, 2017, were known and we calculated their value using our closing stock price on that date of $22.65.

Retirement Plans. Benefits under the Supplemental Executive Retirement Plan (SERP) were frozen in December 2015, and accordingly, Mr. Hare is not included in the Plan.  The benefits under the plan are not enhanced upon any termination.

EXECUTIVE COMPENSATION

2017 Potential Payments Upon Termination or Change in Control

Name	Voluntary		Involuntary Not for Cause	For Cause	Involuntary for Good Reason/Not for Cause (CIC)	Death		Disability
Clarence Smith
Severance	—		—	—	$1,300,000	—		—
Bonus	—		—	—	1,095,138	—		—
Healthcare and Other	—		—	—	61,224	—		—
Long-Term Incentive	—	(2)	—	—	1,715,704	$1,141,959	(3)	$1,141,959	(3)
Retirement Plans(1)	—		—	—	—	—		—
Richard Hare
Severance	—		—	—	740,000	—		—
Bonus	—		—	—	344,456	—		—
Healthcare and Other	—		—	—	69,320	—		—
Long-Term Incentive	—		—	—	231,467	192,569	(3)	192,569	(3)
Retirement Plans(1)	—		—	—	—	—		—
Dennis Fink
Severance	—		—	—	—	—		—
Bonus	—		—	—	—	—		—
Healthcare and Other	—		—	—	—	—		—
Long-Term Incentive	$374,585	(2)	—	—	—	—		—
Retirement Plans(1)	42,942		—	—	—	—		—
Steve Burdette
Severance	—		—	—	740,000	—		—
Bonus	—		—	—	379,292	—		—
Healthcare and Other	—		—	—	37,802	—		—
Long-Term Incentive	—		—	—	750,267	624,191	(3)	624,191	(3)
Retirement Plans(1)	—		—	—	—	—		—
Richard Gallagher
Severance	—		—	—	720,000	—		—
Bonus	—		—	—	369,682	—		—
Healthcare and Other	—		—	—	77,123	—		—
Long-Term Incentive	—		—	—	738,124	614,088	(3)	614,088	(3)
Retirement Plans(1)	—		—	—	—	—		—
Ed Clary
Severance	—		—	—	710,000	—		—
Bonus	—		—	—	374,962	—		—
Healthcare and Other	—		—	—	79,398	—		—
Long-Term Incentive	—		—	—	827,375	650,236	(3)	650,236	(3)
Retirement Plans(1)	—		—	—	—	—		—

(1)  We disclose the amounts related to the SERP plan and the plans in which each NEO participates in the Pension Benefits, the Top Hat Mutual Fund Option Plan and  the Deferred Compensation Plan Tables. Mr. Fink reached retirement age in 2016 and began receiving his benefits under the SERP plan.
(2)  Mr. Smith was at full retirement age at December 31, 2017. If he had retired on such date, his outstanding awards would not have automatically vested. Therefore, we report zero value in the table above. However, some of his awards would continue to vest following his retirement through the end of the respective vesting periods. The values of such awards at December 31, 2017 were $1,087,780.  Mr. Fink retired from the Company in August 2017 and this is the calculated value at December 31, 2017 of his outstanding awards that will continue to vest in retirement.
(3)  Time-vested RSUs vest in full upon an NEO's termination of employment by reason of death or disability. Similarly, performance vested RSUs generally vest upon an NEO's termination of employment by reason of death or disability based on actual performance through the date of death or disability, which for purposes of this table is assumed to be December 31, 2017.

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

In order to preserve the link between the interests of our executive officers and those of our stockholders, executive officers are expected to establish and maintain a significant level of direct stock ownership.  Each executive officer is expected to have minimum qualified holdings based on the lesser of the fair market value of a multiple of his or her base salary or the number of shares as indicated below.  We count unvested time-based restricted stock units, reduced by 33% representing shares withheld for taxes, towards satisfying the guidelines. All of our executive officers, including our NEOs currently meet, or are on track to meet, the ownership levels.  New officers have three years from the date they become subject to the guidelines to meet the required ownership level.

Position	Guidelines
Chief Executive Officer	3.0x salary or 85,000 shares
Executive Vice President	2.0x salary or 40,000 shares
Senior Vice President	1.0x salary or 25,000 shares

CEO Pay Ratio Information

As a result of the recently adopted rules under the Dodd-Frank Act, beginning with this proxy statement, the SEC requires the disclosure of the CEO to median employee pay ratio. We identified the median team member by examining the 2017 total cash compensation for all individuals, excluding our CEO, who were employed by us on October 1, 2017. We included all individuals, whether employed on a full-time, part-time, or seasonal basis. We annualized the cash compensation for all permanent team members who were not employed for the entire period, such as a new hire. We did not make full-time adjustments for part-time team members, or annualizing adjustments for temporary or seasonal workers. We believe the use of total cash compensation for all team members is a consistently applied compensation measure because we do not widely distribute annual equity awards to team members.

After identifying the median team member based on total cash compensation, we calculated annual total compensation for such team member using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table in this proxy statement.  In 2017, our CEO, Mr. Smith, had a total annual compensation of $1,687,292. Our median team member's annual total compensation for 2017 was $33,920. As a result, we estimate that Mr. Smith's 2017 annual total compensation was approximately 50 times that of our median team member, or 50:1.

Given the different methodologies that various public companies are allowed to use to determine their pay ratio, the ratio we report may not be comparable to those reported by other companies.

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 31, 2017 regarding our equity compensation plans is summarized as follows.

Plan Category	Number of Securities To be issued upon exercise of outstanding equity awards (a)		Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (SSARs) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Long-Term Incentive Plans(1)	491,264	(2)	$18.14	838,209	(3)
Director Compensation Plan	197,804	(4)	—	235,221	(5)
Equity compensation plans not approved by stockholders	—		—	—
Total	689,068		$18.14	1,073,430
(1)	Shares issuable pursuant to outstanding equity awards under our 2014 Long-Term Incentive Plan.
(2)	This number includes 434,264 full value restricted stock or restricted units and 57,000 SSARs.
(3)	Any shares which are forfeited, expired, cancelled, or withheld for payment of taxes are made available for use under the 2014 Long-Term Incentive Plan.
(4)	Shares deferred under the Directors' Deferred Compensation Plan. Shares are issued from those held in the Company's treasury.
(5)	Shares remaining under the Directors Compensation Plan. Shares are issued from those held in the Company's treasury.

Effective with the authorization of the 2014 LTIP Plan that was approved by stockholders in May 2014, no additional grants were issued under the 2004 LTIP Plan.  The 2014 LTIP Plan is an omnibus incentive plan which provides cash and equity incentives to eligible employees. The Compensation Committee in consultation with our management designates which employees are eligible to participate, the amount of grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control of Havertys occurs then, at the Compensation Committee's discretion, any award may provide for the immediate vesting or lapse of all restrictions.

AUDIT MATTERS

Fees Paid to the Independent Registered Public Accounting Firm.  The following table presents fees for professional services rendered by Grant Thornton for the audit of our annual consolidated financial statements for the years ended December 31, 2017 and 2016 and fees billed by the firm during 2017 and 2016.  No fees were paid to Grant Thornton prior to March 31, 2016.

	December 31,
	2017	2016
Audit Fees	$529,643	$525,505
Audit-related	—	—
Tax	—	—
All other	7,022	4,492
Total	$536,665	$529,997

Audit Fees. These represent professional services fees for the audit of our annual financial statements, audit of our internal controls over financial reporting, review of the quarterly financial statements included in Forms 10-Q, accounting consultations and out-of-pocket expenses.

All Other Fees. These are subscription fees to on-line information, accounting and research tools.

As noted in the information about our meeting, we have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meeting.  Accordingly, this is a very brief meeting conducted by our corporate secretary. Our directors, other members of senior management, and representatives of Grant Thornton will not be present at the annual meeting.

Pre-Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees detailed above were pre-approved. The Audit Committee has delegated to its chairman the authority to approve permitted services provided. The chairman reports any decisions at the next scheduled Audit Committee meeting.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of Havertys' accounting functions and internal controls and operate pursuant to a written charter approved by Havertys' board. We are comprised entirely of five independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Havertys' board has determined that each member of the Audit Committee is a "financial expert," as defined by SEC rules.

Management is responsible for Havertys' financial reporting process, including Havertys' system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Havertys' independent registered public accounting firm, or "independent accountants," is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to Havertys' financial statements, or any professional certification as to the independent accountants' work. In addition, we have relied on management's representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of independent accountants included in their report on Havertys' financial statements.

We schedule our meetings to ensure we have sufficient time to devote attention to all of our tasks and during 2017 met four times.  During 2017 and subsequent to the end of the year, we:
• met with management and the independent accountants, Grant Thornton LLP ("Grant Thornton") to review and discuss Havertys' critical accounting policies and significant estimates;
• met with management and Grant Thornton to review and approve the 2017 audit plan;
• met regularly with both Grant Thornton and the vice president internal audit outside the presence of management;
• reviewed and discussed the quarterly and annual reports prior to filing with the SEC;
• reviewed and discussed the quarterly earnings press releases and other financial press releases;
• met with the vice president internal audit to review, among other things, the audit plan, test work, findings and recommendations, and staffing;
• met with management and Grant Thornton to review the audited financial statements for the year ended December 31, 2017, and internal controls over financial reporting as of December 31, 2017;
• reviewed with senior management significant risks and the processes by which risk is identified, assessed, and mitigated;
• selected for the stockholders' ratification, Grant Thornton as the independent registered public accounting firm for 2018;
• reviewed and reassessed the adequacy of the Audit Committee charter and recommended no changes; and
• completed all other responsibilities under the Audit Committee charter which is available on the Company's website, havertys.com.

AUDIT COMMITTEE REPORT (continued)

We have discussed with Grant Thornton the matters required by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X, which includes a review of critical accounting practices. In addition, we have received written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent accountants their firm's independence.

Based upon our discussion with management and Grant Thornton, and our review of the representations of management and Grant Thornton, we recommended to the board that the audited consolidated financial statements be included in Havertys' annual report on Form 10-K for the year ended December 31, 2017.

Al Trujillo, Chair
L. Allison Dukes
John T. Glover
Vicki R. Palmer
Fred L. Schuermann

This report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this report be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Proposal 2: Ratification of the Appointment of our Independent Auditor

What am I voting on?	✓ Ratification of the Appointment of our Independent Auditor.
Voting recommendation:	✓ Our board of directors recommends a vote "For" the appointment of Grant Thornton LLP as our Independent Auditor for 2018.

The Audit Committee has selected Grant Thornton as our independent auditor for the fiscal year ending December 31, 2018 and we are asking our stockholders to ratify this appointment.  Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of Grant Thornton, an independent registered public accounting firm, to our stockholders for ratification because we value our stockholders' views on our independent auditors and as a matter of good corporate practice.

In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to evaluate the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.

INFORMATION ABOUT OUR ANNUAL MEETING

Our board of directors is furnishing you this proxy statement to solicit proxies on its behalf in connection with the 2018 annual meeting of stockholders of Haverty Furniture Companies, Inc.  The meeting will be held on May 7, 2018 at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time.

Who may vote?
You may vote if you were a holder of record of Haverty Furniture Companies, Inc. as of the close of business on March 9, 2018.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are providing access to our proxy materials over the Internet.  As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials.  The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy.  In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email.  A stockholder's election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why should I vote?
Your vote is very important regardless of the amount of stock you hold.  The board strongly encourages you to exercise your right to vote as a stockholder of the Company.

If I vote using the Internet, telephone or mail, may I still attend the annual meeting?
Yes. The board recommends that you vote using one of the methods previously outlined since it is not practical for most stockholders to attend and vote at the annual meeting.  However, if your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. Accordingly, this is a very brief meeting conducted by our corporate secretary and not attended by our directors or other members of senior management.

Can I change my mind after I vote?
You may change your vote at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the Internet prior to 11:59 p.m. (ET) on May 6, 2018, or (3) voting again at the meeting.

How do I vote shares that are held by my broker?
If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you.  Most brokers offer voting my mail, by telephone and the Internet.

INFORMATION ABOUT OUR ANNUAL MEETING

How will a quorum be determined?
A majority of the outstanding shares of the combined classes of common stock present or represented by proxy constitutes a quorum for the annual meeting.  As of the record date, we had 19,396,081 shares of common stock and 1,767,296 shares of Class A common stock.

What am I voting on, what is the vote required for each proposal to pass and what is the effect of abstentions and uninstructed shares on the proposal?
Proposals	Board Voting Recommendation	Votes Required For Approval	Abstentions	Uninstructed shares
Election of Directors – Class A Common Stockholders Common Stockholders	FOR FOR	Plurality – the most affirmative votes	No effect	No effect
Ratification of the appointment of Grant Thornton LLP as our independent auditor	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	Discretionary voting by broker permitted

The owners of Class A common stock and common stock vote as separate classes in the election of directors. Holders of Class A common stock will elect six directors and holders of common stock will elect two directors. On all other matters the owners of common stock are entitled to one vote for each share held and the owners of Class A common stock are entitled to ten votes per share held.
The election of directors requires a plurality or the most affirmative votes for approval. A "withhold vote" or "abstention" will have no effect on the vote's outcome, because the candidates who receive the highest number of "for" votes are elected. The remaining proposal requires a combined majority of votes cast in person or by proxy for approval.
Abstentions are counted for purposes of quorum and have the effect of a vote "against" any matter as to which they are specified.
Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

Who tabulates the votes?
Broadridge Financial Solutions, Inc., an independent third party, will count the votes.

Where can I find the voting results of the annual meeting?
We will announce voting results at the annual meeting and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 11, 2018. You may access or obtain a copy of this and other reports free of charge on our website at havertys.com, or by contacting our corporate secretary.

INFORMATION ABOUT OUR ANNUAL MEETING

What if I want to receive a paper copy of the annual report and proxy statement?
If you wish to receive a paper copy of the 2017 annual report and 2018 proxy statement, or future annual reports and proxy statements, please call 1-800-241-4599 or write to: Corporate Secretary, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will deliver the requested documents to you promptly upon your request.

If I share my residence with another stockholder, how many copies of the Notice regarding Internet availability of proxy materials or of the printed proxy materials will I receive?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address.  This practice, known as "householding," reduces the volume of duplicate information received at your home, helps reduce our costs for printing and mailing materials, and helps reduce waste.
Each stockholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card.  We will deliver promptly, upon written requests, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered.  If you received a single set of these documents for the year, but you would prefer to receive your own copy, you may direct requests for separate copies to:  Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA  30342.  If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

Stockholder Proposals for 2019 Meeting

If you wish to submit a proposal for possible inclusion in our proxy statement relating to our 2019 Annual Stockholders' Meeting, send the proposal to: Haverty Furniture Companies, Inc., Corporate Secretary, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.

Stockholder proposals intended for inclusion in our proxy statement for the 2019 Annual Stockholders' Meeting in accordance with the SEC's Rule 14a-8 under the Exchange Act must be received by our company no later than the close of business on November 28, 2018. Any stockholder proposal received by the company after that date will not be included in the company's proxy statement relating to the 2019 Annual Stockholders' Meeting. Further, all proposals submitted for inclusion in the company's proxy statement relating to the 2019 Annual Stockholders' Meeting must comply with all of the requirements of SEC Rule 14a-8.

Stockholders who wish to bring business before Havertys' 2019 Annual Stockholders' Meeting other than through a stockholder proposal pursuant to SEC Rule 14a-8 must notify the Corporate Secretary of our company in writing and provide the information required by our bylaws. Under the bylaws, the notice must be received by the Corporate Secretary at the address noted above not less than 60 nor more than 90 days prior to the one-year anniversary of the date of the mailing of the notice for the 2019 Annual Stockholders' Meeting, or between December 28, 2018 and January 27, 2019.  However, if the date of the 2019 Annual Stockholders' Meeting is more than 30 days before or after such anniversary date, the notice must be received by the Corporate Secretary at the address noted above not earlier than the 120th day prior to the date of the 2019 Annual Shareholders' Meeting and not later than the later of the 90th day prior to the date of the 2019 Annual Stockholders' Meeting and the tenth day following the day on which a public announcement of the date of the 2019 Annual Stockholders' Meeting is first made. The bylaws can be found on our corporate website at https://www.havertys.com/furniture/bylaws.

Available Information

A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1-800-241-4599.  Our Form 10-K is also available at our website at havertys.com.

Other Business

As of the date of this proxy statement, we do not know of any business, other than that described in this proxy statement that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the board of directors

Jenny Hill Parker
Senior Vice President, Finance,
  Secretary and Treasurer
March 28, 2018
Atlanta, Georgia

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

Haverty Furniture Companies, Inc.	Meeting Type: Annual
For holders as of: March 9, 2018
Date: May 7, 2018 Time: 10:00 a.m. ET
Location: Marriott SpringHill 120 East Redwood Street Baltimore, Maryland 21202

Haverty Furniture Companies, Inc. 780 Johnson Ferry Road Suite 800 Atlanta, GA 30342
You are receiving this communication because you hold shares in the company named above.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the  information that is printed in the box marked by the arrow   à [xxxxxxxx] (located on the following page) and visit:  www.proxyvote.com.

How to Request and Receive a PAPER or EMAIL Copy:
If you want to receive a paper or email copy of these documents, you must request one.  There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

1) BY INTERNET:     www.proxyvote.com
2) BY TELEPHONE:  1-800-579-1639
3) BY MAIL*:    sendmaterial@proxyvote.com

*If requesting materials by email, please send a blank email with the information that is printed in the box marked by the arrow  à [xxxxxxxxx] (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor.  Please make the request as instructed above on or before April 23, 2018to facilitate timely delivery.

- How To Vote -
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.  Please check the meeting materials for any special requirements for meeting attendance.  At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow  à [xxxxxxxxx] available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends a vote FOR its nominees.

Election of Directors
1. Election of Directors: Holders of Class A Common Stock
Nominees:
01) John T. Glover 04) Vicki R. Palmer
02) Rawson Havertys, Jr. 05) Clarence H. Smith
03) Mylle H. Mangum 06) Al Trujillo

The Board of Directors recommends a vote FOR the following proposal.

5. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2018.

Voting Items

The Board of Directors recommends a vote FOR its nominees.

Election of Directors
1. Election of Directors: Holders of Common Stock

01) L. Allison Dukes 02) Fred L. Schuermann

The Board of Directors recommends a vote FOR the following proposal.

5. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2018.

P R O X Y	HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 7, 2018

By signing this proxy you appoint Jenny H. Parker and Janet E. Taylor, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposal and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 7, 2018, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 A.M.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/ Comments:

(if you noted any Address Changes/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

HAVERTYS
HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, GA  30342

HAVERTYS COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o. Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY  WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK
The Board of Directors recommends a vote FOR its nominees.

Election of Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR its nominees.
1. Election of Directors: Holders of Common Stock
01) L. Allison Dukes	02) Fred L. Schuermann

The Board of Directors recommends a vote FOR the following proposal.
2. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2018.	For Against Abstain ☐ ☐ ☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, administrator, trustee or guardian, please give full title as such.   If a corporation, please sign in full corporate name by President or other authorized person.  If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. [ ]

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

P R O X Y	HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 7, 2018

By signing this proxy you appoint Jenny H. Parker and Janet E. Taylor, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposal and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 7, 2018, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 A.M.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/ Comments:

(if you noted any Address Changes/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

HAVERTYS
HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, GA  30342

HAVERTYS CLASS A COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o. Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY  WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK
The Board of Directors recommends a vote FOR its nominees.

Election of Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR its nominees.
1. Election of Directors: holders of Class A Common Stock
01) John T. Glover	04) Vicki R. Palmer
02) Rawson Haverty, Jr.	05) Clarence H. Smith
03) Mylle H. Mangum	06) Al Trujillo

The Board of Directors recommends a vote FOR the following proposal.
2. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2018.	For Against Abstain ☐ ☐ ☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, administrator, trustee or guardian, please give full title as such.   If a corporation, please sign in full corporate name by President or other authorized person.  If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. [ ]